Exhibit 99.1

WHITE MOUNTAINS TANGIBLE BOOK VALUE PER SHARE AT $348

HAMILTON, Bermuda (April 29, 2005) — White Mountains Insurance Group, Ltd. ended the first quarter of 2005 with a fully converted tangible book value per share of $348, an increase of 2% for the quarter and 13% for the past twelve months, including dividends.

Adjusted comprehensive net income for the quarter was $75 million compared to $194 million in the first quarter of last year.  The decline was driven by $77 million of after-tax unrealized investment losses (which excludes $24 million of net unrealized losses from Symetra’s fixed maturity portfolio) compared to $99 million of after-tax unrealized gains in the first quarter of 2004.  Additionally, the dollar strengthened in the quarter, which resulted in $25 million of after-tax unrealized currency losses, and European storm Erwin caused $24 million of after-tax losses, net of reinsurance.

CEO Ray Barrette said, “I am pleased we were able to show modest growth in book value in the quarter despite the rise in interest rates that reduced the value of our fixed income portfolio.  Our short bond duration and another quarter of strong equity returns contained the downward impact.  OneBeacon had a solid underwriting quarter, White Mountains Re showed a small underwriting profit despite the impact of European storm Erwin and Esurance continued to grow rapidly while beating target loss ratios.  We are experiencing a broad increase in competitive pressures in all of our markets but were able to report a small increase in net premiums mainly due to the residual impact of the Sirius acquisition.  Our focus remains on maintaining a strong balance sheet, disciplined underwriting and prudent capital management.”

Net income increased 85% to $176 million driven by a $74 million pre-tax special dividend received from Montpelier Re.

OneBeacon

OneBeacon’s pre-tax income for the first quarter of 2005 was $160 million, compared to pre-tax income of $143 million for the first quarter of 2004.  The GAAP combined ratio was 95% in this year’s first quarter, versus 96% for the comparable period of 2004.  Net written premiums were $520 million, consistent with the fourth quarter of 2004, but well below last year’s first quarter that included $135 million from the one-time assumption of the Atlantic Specialty unearned premium reserve.

John Cavoores, CEO of OneBeacon, said, “Our specialty businesses continue to knock the cover off the ball, producing an overall 83% combined ratio for the quarter with modest premium growth.  I expect my new partner, Mike Miller, to help continue this strong performance.  Personal lines is also doing well with a 95% combined ratio and a small premium reduction.  Commercial lines is running at a 100% combined ratio, with a solid loss ratio of 57% but a significant expense challenge due to the rapid shrink over the past few years.”

White Mountains Re

Pre-tax income for White Mountains Re was $55 million in the first quarter of 2005, compared to $48 million in the same period of last year.  The GAAP combined ratio was 99% in this year’s first quarter, versus 93% for the first quarter of 2004.  Net written premiums were up 106% to $419 million for the quarter reflecting the addition of Sirius.

Steve Fass, CEO of White Mountains Re, said, “The year got off to a tough start with European storm Erwin hitting in early January.  Still, we were able to report a combined ratio below 100% for the quarter.  Competition continues to heat up in the worldwide reinsurance markets and this is likely to cause our volumes to decline in coming quarters.”

Esurance

Esurance had pre-tax income of $2 million in the first quarter of 2005, compared to break-even in the first quarter of 2004.  The GAAP combined ratio was 104% in the first quarter of 2005 and the first quarter of 2004.  Net written premiums grew rapidly, up 73% compared to the first quarter of 2004 to $78 million.

Gary Tolman, CEO of Esurance, said, “We continue to significantly grow our policyholder base during a period of strong rate adequacy.  Our growth, as well as competitors’ increased spending for new business, has increased acquisition costs.  Although the higher acquisition costs are hurting reported GAAP combined ratios, we believe the intrinsic value of the business is growing rapidly.  I expect our recent entry into the New Jersey auto market will further propel our profitable growth.”

Other Operations

White Mountains’ other operations segment reported pre-tax income of $7 million for the first quarter of 2005, compared to a pre-tax loss of $77 million for the first quarter of 2004.  The improvement was principally due to the special dividend from Montpelier Re, $39 million of which was reported in this segment, and a lower accrual for incentive compensation.

Investment Activities

John Gillespie, President of White Mountains Advisors, said, “It was not a good quarter for financial assets and most investors.  In this tough environment, White Mountains Advisors’ equity investments significantly outpaced the S&P 500, and our fixed income duration positioning and credit work was right on target.”

The GAAP total return on invested assets for the quarter was 0.4%.  Net investment income more than doubled to $174 million, reflecting the impact of the Montpelier special dividend and the additional assets acquired in the Sirius transaction.

Additional Information

White Mountains is a Bermuda-domiciled financial services holding company traded on the New York Stock Exchange and the Bermuda Stock Exchange under the symbol WTM. Additional financial information and other items of interest are available at the Company’s website located at www.whitemountains.com. The Company expects to file its Form 10-Q with the Securities and Exchange Commission on or before May 4, 2005 and urges shareholders to refer to that document for more complete information concerning White Mountains’ financial results.

Regulation G

This earnings release includes two non-GAAP financial measures that have been reconciled to their most comparable GAAP financial measures.  White Mountains believes these measures to be more relevant than comparable GAAP measures in evaluating White Mountains’ financial performance.

Adjusted comprehensive net income is a non-GAAP measure that excludes the change in net unrealized gains from Symetra’s fixed maturity portfolio from comprehensive net income.  GAAP requires these assets to be marked-to-market, which results in gains during periods when interest rates fall and losses in periods when interest rates rise.  Because the liabilities related to the life insurance and structured settlement products that these assets support are not marked to market, it is likely that the economic impact on Symetra would be the opposite of that shown under GAAP  (i.e., in general, Symetra’s intrinsic value increases when interest rates rise and decreases when interest rates fall).  The reconciliation of adjusted comprehensive net income to comprehensive net income is included on page 7.

Fully converted tangible book value per share is a non-GAAP measure which is derived by expanding the GAAP book value per share calculation to include the effects of assumed conversion of all convertible securities and to exclude any unamortized goodwill and net unrealized gains from Symetra’s fixed maturity portfolio.  The reconciliation of fully converted tangible book value per share to book value per share is included on page 6.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

The information contained in this earnings release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which we expect or anticipate will or may occur in the future are forward-looking statements.  The words “will”, “believe,” “intend,” “expect,” “anticipate,” “project,” “estimate,” “predict” and similar expressions are also intended to identify forward-looking statements.  These forward-looking statements include, among others, statements with respect to White Mountains’:

•                                          growth in book value per share or return on equity;

•                                          business strategy;

•                                          financial and operating targets or plans;

•                                          incurred losses and the adequacy of its loss and loss adjustment expense reserves;

•                                          projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;

•                                          expansion and growth of our business and operations; and

•                                          future capital expenditures.

These statements are based on certain assumptions and analyses made by White Mountains in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations, including:

•                                          claims arising from catastrophic events, such as hurricanes, earthquakes, floods or terrorist attacks;

•                                          the continued availability of capital and financing;

•                                          general economic, market or business conditions;

•                                          business opportunities (or lack thereof) that may be presented to it and pursued;

•                                          competitive forces, including the conduct of other property and casualty insurers and reinsurers

•                                          changes in domestic or foreign laws or regulations applicable to White Mountains, its competitors or its clients;

•                                          an economic downturn or other economic conditions adversely affecting its financial position;

•                                          loss reserves established subsequently proving to have been inadequate; and

•                                          other factors, most of which are beyond White Mountains’ control.

        Consequently, all of the forward-looking statements made in this earnings release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by White Mountains will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, White Mountains or its business or operations. White Mountains assumes no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.

WHITE MOUNTAINS INSURANCE GROUP, LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

(millions, except share amounts)

(Unaudited)

	March 31,	December 31,	March 31,
	2005	2004	2004
Assets

Fixed maturity investments	$7,407.0	$7,900.0	$6,879.1
Short-term investments	1,069.6	1,058.2	1,024.9
Common equity securities	1,023.1	1,043.9	779.9
Other investments	522.0	527.4	379.6

Total investments	10,021.7	10,529.5	9,063.5

Reinsurance recoverable on unpaid losses	3,672.8	3,797.4	3,554.3
Reinsurance recoverable on paid losses	113.9	92.0	128.5
Funds held by ceding companies	949.9	943.8	170.4
Insurance and reinsurance premiums receivable	1,039.3	942.2	926.8
Securities lending collateral	646.4	593.3	959.9
Investment in unconsolidated insurance affiliates	450.6	466.6	152.7
Deferred acquisition costs	311.3	308.2	268.4
Ceded unearned premiums	264.5	224.1	198.3
Accounts receivable on unsettled investment sales	119.2	19.9	59.5
Other assets	1,240.6	1,098.1	974.4

Total assets	$18,830.2	$19,015.1	$16,456.7

Liabilities

Loss and loss adjustment expense reserves	$9,199.8	$9,398.5	$8,055.8
Reserves for structured contracts	361.6	375.9	—
Unearned insurance and reinsurance premiums	1,821.5	1,739.4	1,571.5
Debt	777.4	783.3	824.8
Securities lending payable	646.4	593.3	959.9
Preferred stock subject to mandatory redemption	216.9	211.9	198.5
Ceded reinsurance payable	233.4	201.4	144.0
Funds held under reinsurance treaties	160.2	155.4	172.3
Accounts payable on unsettled investment purchases	66.0	30.9	103.1
Other liabilities	1,434.5	1,641.2	1,246.2

Total liabilities	14,917.7	15,131.2	13,276.1

Common Shareholders’ Equity

Common shares and paid-in surplus	1,725.6	1,725.8	1,423.5
Retained earnings	1,850.7	1,695.9	1,372.8
Accumulated other comprehensive income, after tax:
Net unrealized gains on investments	282.6	359.5	384.7
Equity in net unrealized gains from Symetra’s fixed maturity portfolio	32.1	56.6	—
Net unrealized foreign currency translation gains (losses) and other	21.5	46.1	(.4)

Total common shareholders’ equity	3,912.5	3,883.9	3,180.6

Total liabilities and common shareholders’ equity	$18,830.2	$19,015.1	$16,456.7

Common shares outstanding (000’s)	10,775	10,773	9,046
Common and equivalent shares outstanding (000’s)	10,819	10,819	10,820

WHITE MOUNTAINS INSURANCE GROUP, LTD.

FULLY CONVERTED TANGIBLE BOOK VALUE PER COMMON AND EQUIVALENT SHARE

(Unaudited)

	March 31,	December 31,	March 31,
	2005	2004	2004
Book value per share numerators (in millions):

Common shareholders’ equity	$3,912.5	$3,883.9	$3,180.6
Proceeds from assumed exercise of outstanding warrants	—	—	300.0
Benefits to be received from share obligations under employee benefit plans	6.5	6.7	8.6
Remaining adjustment of subsidiary preferred stock to face value	(103.1)	(108.1)	(121.5)
Book value per share numerator	3,815.9	3,782.5	3,367.7
Less: Equity in net unrealized gains from Symetra’s fixed maturity portfolio	(32.1)	(56.6)	—
Less: Goodwill of consolidated limited partnership investments	(19.8)	(20.0)	(20.1)
Fully converted tangible book value per common and equivalent share numerator	$3,764.0	$3,705.9	$3,347.6

Book value per share denominators (in thousands of shares):

Common Shares outstanding	10,774.6	10,772.8	9,045.5
Common Shares issuable upon exercise of outstanding warrants	—	—	1,724.2
Share obligations under employee benefits plans	44.7	46.5	50.0
Fully converted tangible book value per common and equivalent share denominator	10,819.3	10,819.3	10,819.7

Book value per common and equivalent share	$352.69	$349.60	$311.25
Fully converted tangible book value per common and equivalent share	$347.89	$342.52	$309.39

WHITE MOUNTAINS INSURANCE GROUP, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(millions, except per share amounts)

	(Unaudited)
	Three Months Ended
	March 31,
	2005	2004
Revenues:
Earned insurance and reinsurance premiums	$955.0	$831.9
Net investment income	173.9	71.0
Net realized investment gains	37.1	61.8
Other revenue	59.3	57.5

Total revenues	1,225.3	1,022.2
Expenses:
Loss and loss adjustment expenses	619.3	523.3
Insurance and reinsurance acquisition expenses	189.1	157.6
Other underwriting expenses	122.2	113.1
General and administrative expenses	37.7	81.7
Accretion of fair value adjustment to loss and loss adjustment expense reserves	9.9	10.1
Interest expense on debt	11.6	11.3
Interest expense - dividends on preferred stock subject to mandatory redemption	7.6	7.6
Interest expense - accretion on preferred stock subject to mandatory redemption	5.0	3.9

Total expenses	1,002.4	908.6

Pretax income	222.9	113.6

Income tax provision	(56.3)	(44.9)

Net income before equity in earnings of unconsolidated affiliates and extraordinary item	166.6	68.7

Equity in earnings of unconsolidated insurance affiliates	9.7	18.2

Net income before extraordinary item	176.3	86.9

Excess of fair value of acquired net assets over cost - Sierra Group	—	8.6

Net income	176.3	95.5

Change in net unrealized gains on investments	(101.4)	98.7
Change in foreign currency translation	(24.6)	(.1)

Comprehensive net income	50.3	194.1

Add back: Net unrealized losses from Symetra’s fixed maturity portfolio	24.5	—

Adjusted comprehensive net income	$74.8	$194.1

Basic earnings per share:

Net income before extraordinary item	$16.38	$9.64
Net income	16.38	10.59

Diluted earnings per share:

Net income before extraordinary item	$16.24	$8.52
Net income	16.24	9.36

Dividends per share	$2.00	$1.00

WHITE MOUNTAINS INSURANCE GROUP, LTD.

QTD SEGMENT INCOME STATEMENT

(in millions)

(Unaudited)

For the Three Months Ended March 31, 2005	OneBeacon	WM Re	Esurance	Other	Total
Revenues:
Earned insurance and reinsurance premiums	$545.4	$349.7	$59.9	$—	$955.0
Net investment income	87.8	31.9	2.1	52.1	173.9
Net realized investment gains (losses)	45.8	7.9	1.0	(17.6)	37.1
Other revenue	16.6	19.8	0.9	22.0	59.3

Total revenues	695.6	409.3	63.9	56.5	1,225.3
Expenses:
Loss and loss adjustment expenses	338.6	239.1	40.9	0.7	619.3
Insurance and reinsurance acquisition expenses	100.1	75.4	13.6	—	189.1
Other underwriting expenses	80.8	33.6	7.5	0.3	122.2
General and administrative expenses	16.3	2.3	—	19.1	37.7
Accretion of fair value adjustment to loss and lae reserves	—	3.4	—	6.5	9.9
Interest expense on debt	0.3	0.6	—	10.7	11.6
Interest expense - dividends and accretion on preferred stock subject to mandatory redemption	—	—	—	12.6	12.6

Total expenses	536.1	354.4	62.0	49.9	1,002.4

Pretax income	$159.5	$54.9	$1.9	$6.6	$222.9

For the Three Months Ended March 31, 2004	OneBeacon	WM Re	Esurance	Other	Total
Revenues:
Earned insurance and reinsurance premiums	$591.7	$204.5	$35.7	$—	$831.9
Net investment income	51.4	11.5	0.4	7.7	71.0
Net realized investment gains (losses)	67.7	3.7	0.5	(10.1)	61.8
Other revenue	44.0	20.6	0.2	(7.3)	57.5

Total revenues	754.8	240.3	36.8	(9.7)	1,022.2
Expenses:
Loss and loss adjustment expenses	371.3	128.2	26.3	(2.5)	523.3
Insurance and reinsurance acquisition expenses	111.4	40.9	5.3	—	157.6
Other underwriting expenses	87.4	20.0	5.2	0.5	113.1
General and administrative expenses	41.9	3.2	—	36.6	81.7
Accretion of fair value adjustment to loss and lae reserves	—	—	—	10.1	10.1
Interest expense on debt	0.1	0.5	—	10.7	11.3
Interest expense - dividends and accretion on preferred stock subject to mandatory redemption	—	—	—	11.5	11.5

Total expenses	612.1	192.8	36.8	66.9	908.6

Pretax income (loss)	$142.7	$47.5	$—	$(76.6)	$113.6

WHITE MOUNTAINS INSURANCE GROUP, LTD.

SUMMARY OF GAAP RATIOS AND PREMIUMS

(Unaudited)

	OneBeacon
Three Months Ended March 31, 2005	Specialty	Personal	Commercial	Total (1)	WM Re	Esurance
GAAP Ratios
Loss and LAE	54%	63%	57%	62%	68%	68%
Expense	29%	32%	43%	33%	31%	36%
Total Combined	83%	95%	100%	95%	99%	104%

Dollars in millions
Net written premiums	$216.7	$155.2	$136.2	$519.8	$419.4	$77.5
Earned premiums	$203.5	$170.5	$158.8	$545.4	$349.7	$59.9

	OneBeacon
Three Months Ended March 31, 2004	Specialty	Personal	Commercial	Total (1)	WM Re	Esurance
GAAP Ratios
Loss and LAE	48%	65%	62%	63%	63%	74%
Expense	30%	32%	39%	33%	30%	30%
Total Combined	78%	97%	101%	96%	93%	104%

Dollars in millions
Net written premiums	$213.3	$160.3	$316.5	$690.9	$203.4	$44.9
Earned premiums	$210.8	$169.2	$179.4	$591.7	$204.5	$35.7

(1) Includes results from run off operations and reciprocals.

(end)